UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MASCO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

            Delaware                         38-1794485
(State or Other Jurisdiction of Incorporation or Organization)        (I.R.S. Employer Identification No.)

17450 College Parkway, Livonia, Michigan     48152
(Address of Principal Executive Offices)         (Zip Code)

Masco Corporation 401(k) Plan
Masco Corporation Hourly 401(k) Plan
(Full Title of the Plan)

Kenneth G. Cole
Vice President, General Counsel and Secretary
Masco Corporation
17450 College Parkway
Livonia, Michigan 48152
(Name and Address of Agent for Service)

(313) 274-7400
(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐⁭
Non-accelerated filer ☐	Smaller reporting company ☐⁭
Emerging growth company ☐⁭
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock (par value $1.00 per share)	1,000,000	$49.75	$49,750,000	$6,475.55

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of Company common stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee based on the average of the high and low prices of the Company’s common stock on the New York Stock Exchange on February 6, 2020.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, Masco Corporation is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 1,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to be offered pursuant to the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan.

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On March 22, 1999, Masco Corporation filed a Registration Statement on Form S-8 (Registration No. 333-74815) to register 1,000,000 shares of the Company’s Common Stock to be offered pursuant to the Masco Corporation 401(k) Plan (formerly known as the Masco Corporation Salaried Savings Plan 401(k)) and the Masco Corporation Hourly 401(k) Plan (formerly known as the Masco Corporation Hourly Savings Plan 401(k)).

•
On August 13, 2010, the Company filed a Registration Statement on Form S-8 (Registration No. 333-168827) to register an additional 1,000,000 shares of the Company’s Common Stock to be offered pursuant to the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan.

Registration Statements Nos. 333-74815 and 333-168827 are collectively referred to herein as the “Prior Registration Statements.” In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

ITEM 8. EXHIBITS

Exhibit No.    Description

4.a	Restated Certificate of Incorporation of Masco Corporation (incorporated by reference to Exhibit 3.i to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).

4.b	Bylaws of Masco Corporation, as Amended and Restated May 8, 2012 (incorporated by reference to Exhibit 3.b to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016).

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The use of original issuance securities under this Registration Statement is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. In lieu of the opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter that the Masco Corporation 401(k) Plan and/or the Masco Corporation Hourly 401(k) Plan, as applicable, is qualified under Section 401 of the Internal Revenue Code, as contemplated under Item 601(b)(5) of Regulation S-K, the Registrant hereby confirms that it will submit the respective plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan under Section 401 of the Internal Revenue Code.

23.a	Consent of PricewaterhouseCoopers LLP relating to the report included in Form 10-K.

23.b	Consent of Grant Thornton LLP relating to the reports included in Form 11-Ks.

24Powers of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, the State of Michigan, on this February 11, 2020.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth G. Cole and John G. Sznewajs, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Principal Executive Officer
/s/ Keith J. Allman	President and Chief Executive Officer Director	February 11, 2020
Keith J. Allman

Principal Financial Officer
/s/ John G. Sznewajs	Vice President, Chief Financial Officer	February 11, 2020
John G. Sznewajs

Principal Accounting Officer
/s/ John P. Lindow	Vice President, Controller and	February 11, 2020
John P. Lindow	Chief Accounting Officer

/s/ J. Michael Losh	Chairman of the Board	February 11, 2020
J. Michael Losh

/s/ Mark R. Alexander	Director	February 11, 2020
Mark R. Alexander

/s/ Marie A. Ffolkes	Director	February 11, 2020
Marie A. Ffolkes

/s/ Richard A. Manoogian	Director	February 11, 2020
Richard A. Manoogian

/s/ Christopher A. O’Herlihy	Director	February 11, 2020
Christopher A. O’Herlihy

/s/ Donald R. Parfet	Director	February 11, 2020
Donald R. Parfet

/s/ Lisa A. Payne	Director	February 11, 2020
Lisa A. Payne

/s/ John C. Plant	Director	February 11, 2020
John C. Plant

/s/ Charles K. Stevens, III	Director	February 11, 2020
Charles K. Stevens, III

/s/ Reginald M. Turner, Jr.	Director	February 11, 2020
Reginald M. Turner, Jr.

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